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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004 (July 16, 2004)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas 79705
(Address of Principal Executive Offices)

432/620-0300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On July 20, 2004, the Key Energy Services, Inc. (the "Company") announced the successful completion of its senior note solicitation. As of expiration of the consent solicitation, the Company has received and accepted consents from holders of a majority of its 6 - 3/8% senior notes due 2013 and a majority of its 8 - 3/8% senior notes due 2008 (collectively, "the Notes" or "Notes") to extend until December 31, 2004 the period in which the Company must deliver its 2003 10-K and 2004 10-Q reports.

The Company had previously announced on July 16, 2004 that it had amended the terms of its previously announced Consent Solicitation relating the Notes. After discussions with holders of more than 50% of each series of the notes, who have indicated that they intend to deliver their consent, the Company amended the terms of the Consent Solicitation as follows:

  •
  Holders of Notes who deliver their consent on or prior to 5:00 p.m. (EDT) on July 19, 2004 (the "Consenting Holders"), will receive a consent payment of $5.00 per $1,000 principal amounts of Notes validly consented, instead of the previously announced consent payment of $2.50 per $1,000 principal amounts of Notes validly consented.

  •
  If the Company is unable to provide by October 1, 2004 the financial information (the "Waived Financial Information") that would have been required to be provided pursuant to the financial reporting covenants under the indentures governing the Notes, the Consenting Holders will receive (i) a further consent payment of $2.50 in cash for each $1,000 principal amount of Notes validly consented within 3 business days of such date and (ii) a further consent payment of $2.50 in cash for each $1,000 principal amount of Notes validly consented within 3 business days of the first day of each month thereafter, through and including December 1, 2004, if the Company is unable to provide the Waived Financial Information by the first day of such month.

  •
  The Company will file with the Securities and Exchange Commission (the "Commission") on Form 8-K selected financial and activity information for the quarter ended June 30, 2004, no later than the 50th day after the end of such quarter and, until the earlier of the date the Company provides the Waived Financial Information (as required by the indentures governing the Notes prior to the amendments contemplated by the Consent Solicitation) or December 31, 2004, the Company will file with the Commission on Form 8-K selected preliminary financial and activity information for each month after June 2004, not later than the 50th day after the end of such month, such information to include the following: revenues, certain expense data (including interest expense), current assets (including cash and cash equivalents) and current liabilities, outstanding indebtedness, capital expenditures, status of compliance with credit facility covenants (including amounts available for borrowing) management discussion and analysis of the foregoing information, and disclosure of rig hours and trucking hours.

All other material terms of the Consent Solicitation were unchanged.

A copy of the consent solicitation statement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

    99.1 —    Press Release dated July 20, 2004 regarding the completion of solicitation of consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.

    99.2 —    Press Release dated July 16, 2004 regarding the amended terms of previously announced solicitation of consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.

    99.3 —    Supplement to Consent Solicitation Statement of Key Energy Services, Inc. dated July 16, 2004.

Item 12. Results of Operations and Financial Condition

        On July 16, 2004, the Company announced that it had amended the terms of its previously announced Consent Solicitation relating to its outstanding 6 -3/8% senior notes due 2013 and 8—3/8% senior notes due 2008 after discussions with holders of more than 50% of each series of the notes. The release included selected financial data of the Company. The information contained in exhibit 99.2 to Item 7 and Item 12 of this Form 8-K (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 21, 2004	KEY ENERGY SERVICES, INC.
	By:	/s/ RICHARD J. ALARIO Richard J. Alario Chief Executive Officer, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1—	Press Release dated July 20, 2004 regarding the completion of solicitation of consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.
99.2—
Press Release dated July 16, 2004 regarding the amended terms of previously announced solicitation of consents from the holders of its outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008.
99.3—	Supplement to Consent Solicitation Statement of Key Energy Services, Inc. dated July 16, 2004.

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SIGNATURE
EXHIBIT INDEX